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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 2001


                                   ----------


                            ODYSSEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                      333-51522              43-1723043
  (State or other jurisdiction         (Commission File       (I.R.S. Employer
of incorporation or organization)          Number)           Identification No.)




  717 NORTH HARWOOD STREET, SUITE 1500
             DALLAS, TEXAS                                         75201
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (214) 922-9711




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Item 5. Other Events.

         On October 30, 2001 the Board of Directors of Odyssey HealthCare, Inc. (the "Company"), authorized the issuance of one preferred share purchase right (a "Right") with respect to each outstanding share of common stock, $0.001 par value (the "Common Shares"), of the Company. The rights were issued on November 5, 2001 to the holders of record of Common Shares as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.001 par value (the "Preferred Shares"), of the Company at a price of $75.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of November 5, 2001, between the Company and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent").

         Detachment of Rights; Exercise. Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the Close of Business (as defined in the Rights Agreement) on the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person and (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person, subject to the right of the Board of Directors to defer the occurrence of a Distribution Date upon the occurrence of an event described in this clause (ii).

         In general, a person becomes an Acquiring Person if such person or a group of which such person is a member (i) becomes the beneficial owner of 15% or more of the Company's outstanding common stock, or (ii) in the case of the Weiss Peck & Greer Group (as defined in the Rights Agreement), becomes the beneficial owner of 17% or more of the Company's outstanding common stock.

         Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced with respect to any of the Common Shares outstanding on November 5, 2001, by the certificates representing such Common Shares with a copy of this Summary of Rights attached thereto, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after November 5, 2001, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of November 5, 2001, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on November 5, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

         If a person or group were to become an Acquiring Person, then each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share or other assets or securities of the Company) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, if the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.


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         Preferred Shares. The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $10.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on each Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on each Common Share. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Each whole Preferred Share shall be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Stock and any other capital stock entitled to vote thereon on all matters submitted to a vote of stockholders of the Company.

         The offer and sale of the Preferred Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission and such registration will not be effective until the Rights become exercisable.

         Antidilution and Other Adjustments. The number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

         The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Exchange Option. At any time after a person or group of affiliated or associated persons has become an Acquiring Person and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares, the Board of Directors may, at its option, issue Common Shares (or Preferred Shares) in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share (or one one-thousandth of a Preferred Share) for each two Common Shares for which each Right then outstanding is then exercisable, subject to adjustment.

         Redemption of Rights. At any time prior to the time that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $0.00001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         No Rights as Stockholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         Amendment of Rights. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become an Acquiring Person, no such amendment may materially and adversely affect the interests of the holders of the Rights other than the Acquiring Person and transferees of the Acquiring Person.

         The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, form of Certificate of Designation of Shares of Series A Junior Participating Preferred Stock, form


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of Right Certificate, form of the Summary of Rights and the specimen of the legend to be placed on new Common Share certificates, filed as exhibits hereto and incorporated by reference herein.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

 (a)    Financial Statements of businesses acquired.

        Not applicable.

 (b)    Pro forma financial information.

        Not applicable.

 (c)    Exhibits.

 99.1. Rights Agreement, dated as of November 5, 2001, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities Exchange Commission on November 5,
            2001).

 99.2.      Form of Certificate of Designation of Series A Junior
            Participating Preferred Stock (included as Exhibit A to the Rights Agreement (Exhibit 99.1 hereto)) setting forth the terms of the Junior Participating Preferred Stock, par value $.001 per share.

 99.3. Form of Right Certificate (included as Exhibit B to the Rights Agreement (Exhibit 99.1 hereto)). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

 99.4. Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement (Exhibit 99.1 hereto)) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ODYSSEY HEALTHCARE INC.



Date:  November 6, 2001             By:  /s/ RICHARD R. BURNHAM
                                         --------------------------------------
                                             Richard R. Burnham
                                             President, Chief Executive Officer
                                             and Chairman of the Board




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                                  EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
 99.1.      Rights Agreement, dated as of November 5, 2001, between the
            Company and U.S. Stock Transfer Corporation, as Rights Agent,
            specifying the terms of the Rights, which includes the form of
            Certificate of Designation of Series A Junior Participating
            Preferred Stock as Exhibit A, the form of Right Certificate as
            Exhibit B and the form of the Summary of Rights to Purchase
            Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form
            8-A filed with the Securities Exchange Commission on November 5,
            2001).

 99.2.      Form of Certificate of Designation of Series A Junior
            Participating Preferred Stock (included as Exhibit A to the
            Rights Agreement (Exhibit 99.1 hereto)) setting forth the terms of the Junior Participating Preferred Stock, par value $.001 per share.

 99.3.      Form of Right Certificate (included as Exhibit B to the Rights
            Agreement (Exhibit 99.1 hereto)). Pursuant to the Rights
            Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

 99.4. Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement (Exhibit 99.1 hereto)) which, together with certificates representing the outstanding
            Common Shares of the Company, shall represent the Rights prior to the Distribution Date.



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